Exhibit 10.21

September 6, 2012

Kamada Ltd.

Science Park

Kiryat Weizmann

7 Sapir St. P.O Box 4081

Ness Ziona 74140, Israel

Attention: Chief Executive Officer

Re:       First Amendment (the “First Amendment”) to that EXCLUSIVE MANUFACTURING, SUPPLY AND DISTRIBUTION AGREEMENT (the “Agreement”) dated August 23, 2010 between Kamada Ltd. (“Kamada”) and Baxter Healthcare Corporation (“Baxter”)

Subject to the full execution of this First Amendment, effective as of the date of the last signature, Baxter and Kamada hereby agree to the following:

The parties agree that Section 11.4(d) of this Agreement is modified to read as follows,

“Notification of Complaints. Upon any Party receiving or becoming aware of any complaint involving the A1PI IV Product, it shall act in accordance with the terms of Section 13 (Table No. 7) of the Quality Agreement signed between the Parties on September 23, 2010, as may be amended by the Parties from time to time”.

Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect during the Term of the Agreement.

If the foregoing terms and conditions are acceptable, please sign and date both originals of this First Amendment and return one (1) original to Baxter.

Sincerely,		ACCEPTED:

Baxter Healthcare Corporation		Kamada Ltd.

By:	/s/ Ludwig Hantson	By:	/s/ GIL EFRON	/s/ David Tsur

Name:	Ludwig Hantson	Name:	GIL EFRON	David Tsur

Title:	CVP, President BioScience	Title:	CFO	CEO

Date:	Sept 4, 2012	Date:	Oct 15, 2012	15.10.12